UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 8, 2015

RADIANT LOGISTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004

(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 8, 2015, Radiant Logistics, Inc. (the “Company”, “we” or “us”) entered into a Stock Purchase Agreement (the “Agreement”), pursuant to which it acquired Service By Air, Inc. (“SBA”), a privately-held corporation based in New York, in a transaction valued at approximately $12.25 million.

At the closing, we paid to Rosalin and Joseph Poliseno (the “Shareholders”), the prior owners of SBA, $11.375 million in cash. We also paid into an escrow account an additional $0.5 million to satisfy all or any part of any indemnification claims made by us against the Shareholders, which escrow amount will be released, subject to any claims thereunder, on the 12-month anniversary of the closing date. Further, we paid an additional $0.375 million into an escrow account subject to a working capital “true-up” 120 days after closing. The transaction was financed through working capital and proceeds received under our existing credit facilities.

The Agreement contains standard and customary representations, warranties and covenants, and provides that each of the Company and the Shareholders will indemnify each other for certain losses, subject to certain time and dollar limits.

SBA provides a full range of domestic and international transportation and logistics services across North America. It services a diversified account base including manufacturers, distributors and retailers through a combination of company-owned operating locations in Lawrence, New York (JFK), Carson, California (LAX) and San Francisco, California (SFO) and forty independent agency locations across North America. Based on historic financial statements provided by its management, SBA generated approximately $130.7 million in revenues for the twelve months ended August 31, 2014. SBA will operate as a wholly-owned subsidiary of Radiant.

The foregoing information is intended as a summary of the reported transaction and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 2.1 to this Report and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On June 8, 2015, we issued a press release announcing the completion of the acquisition of SBA. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

No.	Description
2.1	Stock Purchase Agreement, dated as of June 8, 2015, by and among Radiant Logistics, Inc., and Rosalin Poliseno, Joseph Poliseno and Service By Air, Inc.
99.1	Press Release

Cautionary Note Regarding Forward-Looking Statements

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future operating performance, events, trends and plans. All statements other than statements of historical fact contained herein, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause our actual results to differ from our expectations, include but are not limited to, SBA’s ability following the acquisition to maintain and grow its revenues, the substantial majority of which are derived from independent agency locations (most of which are either subject to short term agreements or agreements that are terminable at will by the agents) and operating margins in a manner consistent with its most recent operating results and trends, our ability to integrate SBA’s operations with our historic operations, our ability to realize cost synergies through such integration, the effect that the acquisition will have on SBA’s existing customers, agents and employees as well as those risk factors that apply to our operations as disclosed in Item 1A of our Report on Form 10-K for the year ended June 30, 2014 and other filings with the Securities and Exchange Commission and other public documents and press releases which can be found on our web-site (www.radiantdelivers.com). Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances occurring after the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: June 12, 2015	By:	/s/ Robert L. Hines, Jr.
Robert L. Hines, Jr.
Senior Vice-President, General Counsel and Secretary